UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2008 deltathree, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-28063	13-4006766
(Commission File Number)	(IRS Employer Identification No.)

419 Lafayette Street, New York, N.Y.	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 500-4850

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  Resignation of Chief Executive Officer, President and Director.

On December 10, 2008, deltathree, Inc. (the “Company”) announced that Dror Gonen had resigned from the positions of Chief Executive Officer, President and Director, effective yesterday.  Mr. Gonen will remain an employee of the Company and will be eligible to receive his current compensation for a period of forty-five days following his resignation.  In addition, following such forty-five day period the Company shall pay a termination fee equal to approximately $3,900 for the termination of the lease for the car Mr. Gonen leases through the Company.

(c)  Appointment of New Chief Executive Officer and President.

The Company also announced the appointment of Effi Baruch as its new interim Chief Executive Officer and President, effective yesterday. Mr. Baruch, 33, has served as Senior Vice President of Operations and Technology of the Company since January 2007, and will be retaining such position. Mr. Baruch has been with the Company since 1998. Mr. Baruch began his employment with the Company as an engineer in the Network Operation Center, and soon after specialized in the management of data networks and security at the Wide Area Network (WAN) department. During the past four years he has headed the deltathree VoIP data and security departments, along with managing the overall responsibility of the total uptime in the deltathree worldwide network. Mr. Baruch received his B.A. in Computer Science from Hadassah College and is a CCNP (Cisco Certified Network Professional).

Mr. Baruch will serve as interim Chief Executive Officer and President pursuant to the terms and conditions set forth in the employment agreement between him and the Company, dated December 9, 2008 (the “Employment Agreement”), attached as Exhibit 99.1 hereto. Pursuant to the terms of the Employment Agreement, in exchange for all service to the Company Mr. Baruch shall receive an annual salary of $156,000, which will be adjusted as of January 15 each year (starting 2010) in direct proportion to the Cost of Price Index of the immediately-preceding year.  In addition, Mr. Baruch shall receive options to purchase shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Shares”), under the Company’s 2004 Stock Incentive Plan pursuant to the terms and conditions set forth in the option agreement to be entered into between the Company and Mr. Baruch.  Mr. Baruch shall be eligible to receive an annual bonus under the Company’s 1999 Amended and Restated 1999 Performance Incentive Plan equal to up to three months’ salary based on performance criteria to be agreed upon by the Company and Mr. Baruch.  Mr. Baruch shall also receive benefits and perquisites that are generally provided to other senior officers of the Company.

There are no related person transactions between the Company and Mr. Baruch, nor are any such transactions contemplated.  Mr. Baruch has no family relation with any director or officer of the Company.

The Company issued a press release dated December 10, 2008, announcing the resignation of Mr. Gonen and the appointment of Mr. Baruch, which is attached as Exhibit 99.2 hereto.

Item 9.01    Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Document
99.1	Executive Employment Agreement between the Company and Mr. Baruch, dated December 9, 2008.
99.2	Press release issued by the Company dated December 10, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTATHREE, INC.

Dated: December 10, 2008	By:	/s/ Peter Friedman
Peter Friedman
General Counsel and Secretary